SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  May 18, 2006
                                  ------------
                         Date of Earliest Reported Event

                              AMEN Properties, Inc.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
         -------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    000-22847
         -------------------------------------------------------------
                            (Commission File Number)

                                   54-1831588
         -------------------------------------------------------------
                        (IRS Employer Identification No.)

                         203 W. Wall Street, Suite 2300
                              Midland, Texas 79701
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
         -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       NA
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[__] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amen Properties, Inc. (the "Company") and its wholly-owned subsidiary, NEMA Properties LLC ("NEMA"), have entered into a Securities Purchase Agreement with the partners of Priority Power Management, Ltd. and Priority Power Management Dallas, Ltd. dated May 18, 2006 (the "Purchase Agreement"), with respect to the acquisition of all of the outstanding partnership interests of Priority Power Management, Ltd. and Priority Power Management Dallas, Ltd. (collectively, "Priority Power") by the Company and NEMA. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. The Purchase Agreement provides for a total purchase price of $3,730,051.14, payable (i) $500,000 in cash, and (ii) promissory notes with the aggregate principal amount of $3,230,051.14 from the Company and NEMA and payable to the partners of Priority Power, which will accrue interest at the annual rate of 7.75% and be payable in equal quarterly installments of principal and accrued interest beginning at the end of the first full quarter after closing of the transaction and maturing on December 31, 2013. Closing under the Purchase Agreement was initially set for May 19, 2006, subject to extension for up to sixty (60) days by the Company and NEMA, which have extended the closing until May 25, 2006 (subject to further extension). A copy of the notice of extension is attached hereto as Exhibit 10.2. The Purchase Agreement contains representations, warranties and covenants consistent with those traditionally found in agreements of this type, and provides for limited indemnification by the sellers for pre-closing matters (limited to the remaining balances of the promissory notes given as part of the purchase price) and by the buyers for post-closing matters. The Purchase Agreement also specifies certain conditions to closing, including without limitation the absence of breaches of representations and covenants, obtaining all consents and approvals, due diligence satisfactory to the Company and NEMA, and the absence of liens and employment agreements with designated key employees. The parties have certain termination rights if there are breaches of the Purchase Agreement, the conditions to closing are not satisfied, closing does not occur by July 19, 2006, and other designated events common in transactions of this type.

There are several business relationships among Priority Power, its partners, the Company and its subsidiaries, and their respective affiliates. The Company's retail electricity provider subsidiary, W Power and Light, LP ("W Power"), has contractual relationships with Priority Power with respect to providing electricity to less than 0.2% of Priority Power's clients. The Company believes W Power will not provide energy to any Priority Power clients in the future. Also, certain of the partners of Priority Power are also customers of W Power and/or Priority Power. In addition, certain of the partners of Priority Power are also stockholders of the Company or affiliates of stockholders of the Company. Particularly, an affiliate of Jon M. Morgan, the President and Chief Operating Officer of the Company, is a limited partner of Priority Power. Mr. Morgan also owns an interest in the general partner of Priority Power Management, Ltd.

Item 9.01.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                             Title                                  Exhibit No.
                             -----                                  -----------
Securities  Purchase  Agreement among Amen Properties,  Inc. and        10.1
NEMA  Properties,  LLC,  Priority  Power  Management,  Ltd.  and
Priority Power Management Dallas, Ltd. and their respective partners dated as of May 18, 2006

Letter dated May 19, 2006 extending closing                             10.2


Press  release  regarding  the  Company's  entry into a material        99.1
agreement


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMEN PROPERTIES, INC.
                              (Registrant)


                              By:/s/ Eric Oliver
                                 ----------------------------------------------
Date:    May 23, 2006            Eric Oliver
                                 Chairman of the Board of Directors and Chief
                                 Executive Officer